SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[ ] Definitive Information Statement

                        View Systems, Inc.
         -----------------------------------------------
         (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

       (2) Form, Schedule or Registration Statement No.

       (3) Filing Party:

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                        View Systems, Inc.
                 1550 Caton Center Drive, Suite E
                    Baltimore, Maryland 21227
                    Telephone: (410) 242-8439

                      INFORMATION STATEMENT

This information statement is being furnished by View Systems, Inc., a Nevada corporation, to the holders of our common stock. On April 24, 2006, our Board of Directors proposed that our articles of incorporation be amended to increase the authorized common stock to 250,000,000 shares. On April 24, 2006 stockholders holding a majority of our outstanding shares executed and delivered a written consent approving and adopting the amendment to our articles of incorporation that will increase our authorized common stock. As a result, the amendment to our articles of incorporation was approved by a majority of the voting power in lieu of a special meeting of stockholders and no further votes will be needed.

In addition, a majority of our outstanding shares authorized our executive officers to seek out and enter into agreements for acquisition of assets or business opportunities and ratified prior corporate actions related to our domicile merger and the amendment to our articles of incorporation filed on July 31, 2003.

This Information Statement is being mailed on or about May ____, 2006 to all stockholders of record at the close of business on April 24, 2006 (the "Record Date"). As of the Record Date, there were 90,702,422 shares of common stock outstanding, each entitled to one vote on each matter of business put to a stockholder vote and 7,171,725 shares of Series A Preferred Stock each entitled to 15 votes on each matter of business put to a stockholder vote.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of common stock entitled to vote or give an authorization or consent in regard to the actions authorized by the written consent.

If you have any questions regarding this information statement please contact:

                      Stockholder Relations
                        View Systems, Inc.
                 1550 Caton Center Drive, Suite E
                    Baltimore, Maryland 21227


WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THE TRANSACTION DISCUSSED IN THIS INFORMATION STATEMENT IS BEING PROVIDED FOR INFORMATIONAL PURPOSES ONLY.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.



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              AMENDMENT TO ARTICLES OF INCORPORATION

We currently have 100,000,000 authorized shares of common stock, par value $0.001, and 10,000,000 authorized shares of preferred stock, par value $0.01. On April 24, 2006 our board of directors (the "Board") proposed an increase in our authorized common stock from 100,000,000 to 250,000,000. The increase is necessary to facilitate future equity financings which we will require to satisfy our financial requirements. On the Record Date stockholders holding 114,534,934 voting shares, or 57.8% of our voting power, authorized by written consent the amendment to our articles of incorporation that would increase the authorized common stock to 250,000,000 shares. We will file the necessary certificate of amendment with the Secretary of State of Nevada to effect the increase 20 calendar days from the mailing date of this 14C Information Statement. The increase in authorized common stock results in each stockholder retaining the same proportionate interest in View Systems as he/she/it held prior to the increase in authorized.

COMMON STOCK

All 90,702,422 shares of outstanding common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. After preferential rights of are satisfied, if any, the holders of common stock are entitled to receive dividends out of funds legally available if, and when, declared by our board of directors and to participate pro rata in any distribution of assets available for distribution upon liquidation of View Systems. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders. A majority of the outstanding common and preferred stock is required to establish a quorum for a stockholder vote and a majority vote of the outstanding shares present at a stockholders' meeting is required for actions to be taken by stockholders.
Our bylaws provide that stockholder action may be taken by written consent of a majority of the outstanding common and preferred stock. Directors are elected by a majority vote at a stockholders' meeting and the holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so.

PREFERRED STOCK

We have designated 10,000,000 shares of preferred stock as Series A Preferred stock. We currently have 7,171,725 shares of Series A Preferred outstanding. Each share of Series A Preferred has a liquidation preference of $0.01 per share before any payment or distribution is made to the holders of common stock in the event of liquidation of View Systems. The Series A Preferred has no conversion rights into common stock. Each share of Series A Preferred is entitled to 15 votes and is entitled to vote on any matter brought to a vote of the common stock stockholders. We may elect to redeem the Series A Preferred with proper notice to the holders of the Series A Preferred and, upon redemption, the Series A Preferred will be cancelled and not be reissued as Series A Preferred.

                          OTHER MATTERS

Our Board recognizes that we may consider future acquisitions of assets or business opportunities in order to remain competitive in our markets. To that end the Board proposed that our executive officers be authorized to seek out and enter into agreements for such opportunities. On the Record Date 114,534,934 voting shares authorized our executive officers to seek out and enter into these types of agreements.

It has come to the Board's attention that the domicile merger effected on July 31, 2003 and the certificate of amendment to our articles of incorporation filed with the Secretary of State of Nevada on July 31, 2003 require shareholder ratification to confirm and accept the prior corporate actions approved by the Board. The domicile merger resulted in the change of domicile of View Systems from the state of Florida to the state of Nevada. The amendment to the articles of incorporation of View Systems, Inc., a Nevada corporation, increased the authorized

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common stock from 50,000,000 to 100,000,000, par value $0.001, and authorized
10,000,000 shares of preferred stock, par value, $0.01. Our Board proposed that the shareholders ratify these prior actions and on the Record Date 114,534,934 voting shares ratified the domicile merger effected on July 31, 2003 and the amendment to the articles filed with the Nevada Secretary of State on July 31, 2003.

              PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table lists the beneficial ownership of our management. We are unaware of any person or group that beneficially owns 5% or more of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 90,702,422 outstanding shares of common stock and 7,171,725 shares of Series A Preferred on the Record Date.

                            MANAGEMENT
                            ----------

Name and address of           Title of      Amount of             Percent of
beneficial owner              class         beneficial ownership  class
-------------------           ---------     --------------------  ------------
Michael L. Bagnoli            Common            720,000 (1)       Less than 1%
40 Redwood Court
Lafayette, Indiana
47905

Martin Maassen                Common          2,449,919 (2)       2.7%
1340 Fawn Ridge Drive
West Lafayette, Indiana
47906

Gunther Than                  Common          4,819,140 (3)       5.3%
1550 Caton Center Drive,      Preferred       7,171,725           100%
Suite E
Baltimore, Maryland
21227

Directors and officers        Common          7,989,059           8.8%
as a group                    Preferred       7,171,725           100%


      (1) Represents 610,000 shares held by Mr. Bagnoli, 40,000 shares held by his spouse and 70,000 shares held by a trust.
      (2) Represents 1,699,919 held by Mr. Maassen and his spouse and 750,000 shares held by his spouse
      (3) Represents 4,649,140 shares owned by Mr. Than and 170,000 shares held by his spouse.


                DELIVERY OF INFORMATION STATEMENT

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement. These documents will be provided by first class mail or other equally prompt means within one business day of the request. Please make your request to the address or phone number below.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders. We will promptly deliver separate copies to a household of any shareholder who did not receive an individual copy and who requests a copy. Please submit your request to:

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                      Stockholder Relations
                        View Systems, Inc.
                 1550 Caton Center Drive, Suite E
                    Baltimore, Maryland 21227
                    Telephone: (410) 242-8439



By order of the Board of Directors,


_________________________________
Gunther Than
Chief Executive Officer
April 28, 2006